UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

PPL Electric Utilities Corporation (“PPL Electric” or the “Company”) had been participating in an asset-backed commercial paper program through which PPL Electric obtained financing by selling and contributing its eligible accounts receivable and unbilled revenue (the “Receivables”) to PPL Receivables Corporation, a special purpose, wholly-owned subsidiary (“PPL Receivables”) on an ongoing basis.  PPL Receivables had pledged the Receivables to secure loans from a commercial paper conduit sponsored by a financial institution.  This program expired in accordance with its terms on July 30, 2008.  On August 5, 2008, PPL Electric and PPL Receivables entered into a similar replacement asset-backed commercial paper program (the “New Program”).  In connection with the New Program, PPL Electric and PPL Receivables entered into Amendment No. 1 to Receivables Sale Agreement, dated August 5, 2008, which amended the original Receivables Sale Agreement dated as of August 1, 2004 (as amended, the "Receivables Sale Agreement"), under which PPL Electric will sell the Receivables to PPL Receivables, which in turn will pledge the Receivables as security for loans under the New Program.  In connection with the New Program, PPL Electric and PPL Receivables entered into a Credit and Security Agreement (“Credit and Security Agreement”) among PPL Receivables, as borrower, PPL Electric, as servicer, Victory Receivables Corporation (“Victory”), the Liquidity Banks from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent (“Bank of Tokyo”), pursuant to which Victory, a special purpose entity sponsored by Bank of Tokyo, will advance loans to PPL Receivables in an amount at any time outstanding of up to $150 million, which loans will be secured by the Receivables.  PPL Electric's sale of the Receivables to PPL Receivables is an absolute transfer of these assets and PPL Electric does not retain an interest in these assets.  Borrowing under the New Program is subject to customary conditions precedent as well as the requirement that PPL Electric discharge a conditional lien that could attach to the Receivables upon a default under PPL Electric’s Mortgage and Deed of Trust, dated as of October 1, 1945 (the “1945 Mortgage”).  Unless earlier terminated in accordance with the terms of the Credit and Security Agreement and Receivables Sale Agreement, the New Program is scheduled to expire on July 29, 2009.  The facility is subject to early termination upon the occurrence of certain customary amortization events.  In addition, failure to meet certain conditions to the initial borrowing, including discharge of the lien of the 1945 Mortgage, by December 31, 2008, is a termination event.  PPL Electric expects to use the proceeds from the New Program for general corporate purposes and to cash collateralize letters of credit.  PPL Receivables is a separate legal entity and its assets are not available for PPL Electric's creditors.  However, for financial reporting purposes, the financial results of PPL Receivables will be consolidated in PPL Electric's financial statements.

The Credit and Security Agreement, original Receivables Sale Agreement and Amendment No. 1 to Receivables Sale Agreement are filed as exhibits to this Report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10(a) -
Credit and Security Agreement, dated as of August 5, 2008, among PPL Receivables Corporation, as Borrower, PPL Electric Utilities Corporation, as Servicer, Victory Receivables Corporation, the Liquidity Banks from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent.

	10(b) -	Amendment No. 1 to Receivables Sale Agreement, dated as of August 5, 2008, between PPL Electric Utilities Corporation, as Originator, and PPL Receivables Corporation, as Buyer.

10(c) -
Receivables Sale Agreement, dated as of August 1, 2004, between PPL Electric Utilities Corporation, as Originator, and PPL Receivables Corporation, as Buyer (Exhibit 10(d) to PPL Electric Utilities Corporation Form 10-Q Report (File No. 1-905) for the quarter ended June 30, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel
James E. Abel Treasurer

Dated:  August 6, 2008